UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 6, 2013, Roundy’s, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Roundy’s Supermarkets, Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, $200 million in aggregate principal amount of senior secured second lien notes due 2020 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1   Press Release, dated December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

Date: December 6, 2013	/s/ EDWARD G. KITZ
Name: Edward G. Kitz Title: Group Vice President — Legal, Risk &
Treasury and Corporate Secretary

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 6, 2013

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